Exhibit 1.3

Up to

[        ] Shares

PEOPLE’S UNITED FINANCIAL, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

FORM OF

AGENCY AGREEMENT

[February , 2007]

[February     , 2007]

Morgan Stanley & Co. Incorporated

Ryan Beck & Co., Inc.

[As Representatives of the several Agents

named in Schedule I attached hereto]

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

People’s United Financial, Inc., a Delaware corporation (the “Company”), People’s Mutual Holdings, a federally chartered mutual holding company (the “MHC”) and People’s Bank, a federally chartered stock savings bank (together with its subsidiaries, the “Bank” and, together with the Company and the MHC, the “People’s Parties”), hereby confirm, jointly and severally, their agreement with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Ryan Beck & Co., Inc. (“Ryan Beck” and, together with Morgan Stanley, the “Representatives”) and the other agents named in Schedule I hereto (collectively, together with the Representatives, the “Agents”) to serve as exclusive agents of the Company to assist the Company in the offer and sale of up to [        ] shares (the “Offer Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The MHC, in accordance with the Agreement and Plan of Conversion and Reorganization of People’s Mutual Holdings and People’s Bank, adopted on September 19, 2006 (the “Plan”), intends to convert from a federally chartered mutual holding company to a federally chartered interim stock savings bank (“Interim A”) and simultaneously to merge with and into the Bank, with the Bank as the surviving entity. Immediately thereafter, the Company, a wholly-owned subsidiary of the Bank, intends to form a federally chartered interim stock savings bank, to be known as People’s Federal Interim Savings Bank (“Interim B”), as a wholly-owned subsidiary, which will then merge with and into the Bank, with the Bank as the surviving entity. Holders of the Bank’s common stock without par value (“Bank Common Stock”), excluding the MHC (such holders, the “Bank Public Stockholders”), will exchange their shares of Bank Common Stock for shares of Common Stock (the “Exchange Shares”). The conversion and merger of Interim A into the Bank, formation and merger of Interim B into the Bank and share exchange are collectively referred to as the “Conversion.” The Offer Shares and the Exchange Shares are collectively referred to as the “Shares”).

In connection with the Conversion and in accordance with the Plan, the Company intends to offer and sell the Offer Shares (1) on a priority basis to the persons identified in Section 5.03 of the Plan, subject to the allocation procedures and purchase limitations set forth in the Plan (such offering, the “Subscription Offering”), and (2) to the extent not sold in the Subscription Offering, to the public through the Agents in a syndicated offering led and managed by the Representatives, such offering to be made on a best efforts basis (such offering, the “Syndicated Offering” and, together with the Subscription Offering, the “Offering”).

The Company will sell the Offer Shares in the Offering at $20.00 per share. If the number of shares of Common Stock to be sold in the Offering is increased or decreased in accordance with the Plan, the terms “Offer Shares” and “Shares” shall mean such greater or lesser number of shares, where applicable.

In connection with the Conversion and the Offering, the People’s Parties have filed (i) with the Office of Thrift Supervision (the “OTS”) the required applications and amendments thereto to complete the Conversion, the Offering and any other actions which require the approval of the OTS (such applications, as it may be amended, supplemented or modified from and after the date hereof, the “Conversion Application”) in accordance with all applicable laws and regulations (collectively, the “Conversion Regulations”).

1. Representations, Warranties and Covenants of the People’s Parties. The People’s Parties jointly and severally represent, warrant and agree with each of the Agents that:

(a) A registration statement on Form S-1, including a prospectus, relating to the Shares has (i) been prepared by the People’s Parties in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.

Copies of such registration statement and each of the amendments thereto have been delivered by the People’s Parties to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time.

The registration statement as amended at the Effective Time, including the information (if any) deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement,” the prospectus in the form first used to confirm sales of Shares in the Subscription Offering (or in the form first made available to Ryan Beck by the People’s Parties to meet requests of purchasers in the Subscription Offering pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Subscription Offering Prospectus,” the prospectus in the form first used to confirm sales of Shares in the Syndicated Offering (or in the form first made available to the Agents by the People’s Parties to meet requests of purchasers in the Syndicated Offering pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Syndicated Offering Prospectus” and “Prospectuses” means the Subscription Offering Prospectus and the Syndicated Offering Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. A proxy statement (“Bank Proxy Statement”) for the meeting of the depositors of the Bank (the “Depositors”), at which the Plan will be submitted to the Depositors for their consideration and approval, (i) has been prepared by the People’s Parties in conformity with the requirements of the Conversion Regulations and other applicable law and (ii) will be mailed to the Depositors in accordance with the Plan. A proxy statement (“Company Proxy Statement”) for the meeting of the Bank Public Stockholders, at which the Plan will be submitted to the Bank Public Stockholders for their consideration and approval, (i) has been prepared by the People’s Parties in conformity with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Commission thereunder and other applicable law, (ii) will be filed with the Commission under the Exchange Act and (iii) will be mailed to the Bank Public Stockholders in accordance with the Plan. Each of the Bank Proxy Statement and the Company Proxy Statement is hereinafter referred to as a “Proxy Statement” and, collectively, as the “Proxy Statements.”

No Commission order suspending the effectiveness of the Registration Statement (as defined below) or preventing or suspending the use of any Prospectus or Proxy Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Prospectus” and “Proxy Statement” shall include the documents, if any, incorporated by reference therein, including those filed under the Exchange Act after the date of such Registration Statement, Prospectus and Proxy Statement.

(b) (i) At the Effective Time, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) at the dates thereof, at the time of each sale of the Shares in connection with the Offering and at the Closing Date (as defined in Section 3) (A) the Registration Statement and the Prospectuses comply and, as amended or supplemented, if applicable, will comply in all respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) each Proxy Statement complies and, as amended or supplemented, if applicable, will comply, in all respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, (C) each broadly available road show, if any, when considered together with the Prospectuses, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) the Prospectuses do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) the Proxy Statements do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (F) when taken together with the relevant Prospectus, any Marketing Materials and any Blue Sky Application (as such terms are defined in Section 8) do not contain, and, as amended and supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectuses based upon information relating to any Agent furnished to the People’s Parties in writing by such Agent through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the People’s Parties are required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that any of the People’s Parties has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by any of the People’s Parties complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, none of the People’s Parties have prepared, used or referred to, nor will, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) (i) The Conversion Application, including the Prospectus and the Proxy Statements, has been approved by the OTS, such approval remains in full force and effect, and the Prospectus and the Proxy Statements have been authorized for use by the OTS; (ii) at the time the Conversion Application, including the Prospectus and Proxy Statements (including any amendment or supplement thereto), were approved and authorized for use by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and Proxy Statements contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations; (iii) all Marketing Materials have been filed with the OTS; and (iv) the Conversion Application does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Conversion Application based upon information relating to any Agent furnished to the People’s Parties in writing by such Agent through you expressly for use therein.

(e) The MHC and the Bank have taken all steps necessary to effect the conversion of the Bank to a federal stock savings bank (the “Charter Conversion”) and of the MHC to a federally chartered mutual holding company (the “Mutual Holdings Conversion”), in each case in accordance with all applicable federal and state law and regulations, and each of the Bank Charter Conversion and the Mutual Holdings Conversion has received all necessary regulatory and other approvals, including approval of the OTS, the Connecticut State Department of Banking, the holders of Bank Common Stock, the corporators of MHC if necessary and any other authority, entity or persons required by law, regulation or the Bank’s or the MHC’s charter or bylaws or similar organizational documents to approve the Bank Charter Conversion or the Mutual Holdings Conversion, as the case may be.

(f) The Plan has been duly adopted by the Board of Directors of the Company, the Board of Trustees of the MHC and the Board of Directors of the Bank, and will be submitted to the Depositors and the Bank Public Stockholders for their consideration and approval at their respective meetings, in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC’s charter and bylaws and the Proxy Statements.

(g) No order has been issued by the OTS or any state regulatory authority, preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion or the Offering is pending or threatened. To the best knowledge of the People’s Parties, no person has sought to obtain review of the approval by the OTS of the Plan, the Conversion or the Conversion Application pursuant to any statute or regulation.

(h) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; and none of the subsidiaries of the Company other than the Bank is a “significant subsidiary” as such term is defined in Rule 405 under the Securities Act.

(i) Each “subsidiary” (as such term is defined in Rule 405 under the Securities Act, a “Subsidiary”) of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation, federal savings bank or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims, other than those imposed by applicable OTS regulations and the Home Owners Loan Act, as amended (“HOLA”). The only direct and indirect subsidiaries of the People’s Parties are, in the case of the Bank, People’s Capital and Leasing Corp., People’s Securities, Inc. and R.C. Knox and Company, Inc. (the “Bank Subsidiaries”); in the case of the Company, the Bank and the Bank Subsidiaries; and in the case of the MHC, the Company, the Bank and the Bank Subsidiaries. Except as described in the preceding sentence, none of the People’s Parties, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct Subsidiary of the Company will be the Bank.

(j) The MHC has been duly organized and is, and at all times prior to the completion of the Conversion will be, duly organized and validly existing and in good standing as a federally chartered mutual holding company under federal law, has all power and authority to own its property and to conduct its business as described in Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

(k) The Bank has been duly organized and is, and at all times prior to the completion of the Conversion will be, duly organized and validly existing as a federally-chartered savings bank in stock form and is duly authorized to conduct its business as described in the Prospectuses; the activities of the Bank are permitted by the rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the Bank, and all such licenses, permits and other governmental authorizations are in full force and effect; the Bank is in good standing under the laws of the United States; the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Bank; all of the issued and outstanding capital stock of the Bank is duly authorized, validly issued and fully paid and nonassessable; and all of the issued and outstanding capital stock of the Bank after the Conversion will be duly authorized, and, when issued and delivered in accordance with the Plan, will be validly issued to the Company, fully paid and non-assessable; and after the Conversion the Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

(l) The MHC is, and after the Conversion the Company will be, a duly registered savings and loan holding company under HOLA and qualifies or will qualify, respectively, as a savings and loan holding company of the type described in Section 10(c)(3) of HOLA. The Bank is a qualified thrift lender pursuant to Section 10(m) of HOLA after giving effect to the four-year exception to certain requirements of that Section that was granted to the Bank by the OTS by letter dated July 3, 2006, which exception is still in full force and effect. The Bank is a member in good standing of the Federal Home Loan Bank of Boston. The activities of the Bank are permitted by the applicable rules, regulations and practices of the OTS. The deposit accounts maintained by the Bank are insured by the Deposit Insurance Fund to the fullest extent permitted by law and the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened. Upon consummation of the Conversion, the Bank will establish a liquidation account for the benefit of eligible Depositors in an amount equal to the total stockholders’ equity of the Company, as reflected in the most recent financial statements contained in the Prospectuses and in accordance with the Plan and the Conversion Regulations.

(m) Each of the People’s Parties has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the People’s Parties.

(n) The authorized capital stock of the Company conforms in all respects to the description thereof contained in the Prospectuses.

(o) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. Upon issuance of the Shares, good title to such Shares will be transferred to the purchasers of such Shares as set forth in the Plan and the Prospectuses. Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus.

(p) The execution and delivery by each of the People’s Parties of, and, the performance by each of the People’s Parties of its obligations under, this Agreement and the Plan, and the consummation of the Conversion and the transactions contemplated hereby, (i) have been authorized by all necessary corporate action on the part of each of the People’s Parties, and no other corporate actions by any of the People’s Parties are necessary for the performance by each of them of this Agreement and the Plan and the consummation of the Conversion and transactions contemplated hereby and thereby, (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease, pledge, joint venture, stockholders’ agreement or other agreement or instrument to which any of the People’s Parties is a party or by which any of the People’s Parties is bound or to which any of the property or assets of any of them is subject, or impose any lien, charge or encumbrance upon any property or assets of any of the People’s Parties, (iii) will not result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of the People’s Parties, and (iv) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the People’s Parties or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as have already been obtained or as may be required under applicable state securities laws, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Plan by any of the People’s Parties and the consummation of the Conversion and the transactions contemplated hereby.

(q) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectuses, the Proxy Statements, the Conversion Application, any Marketing Materials and any Blue Sky Application (i) none of the People’s Parties has suffered any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) none of the People’s Parties has incurred any material liability or obligation, direct or contingent, or issued or granted any securities, or entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of any of the People’s Parties; and (v) there has not been any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or the earnings, business or operations of any of the People’s Parties, except in each case as described in each of the Registration Statement, the Prospectuses, the Proxy Statements, the Conversion Application, any Marketing Materials and any Blue Sky Application respectively. The liabilities, assets, properties and business of each of the People’s Parties conform in all material respects to the descriptions thereof contained in the Prospectuses and none of the People’s Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Prospectuses.

(r) The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Registration Statement, and the Prospectuses comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Conversion Regulations and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise disclosed therein. The other financial data, selected pro forma ratios and other pro forma financial information, operating data and statistical information included or incorporated by reference in the Registration Statement, the Prospectuses are presented fairly in all material respects and have been prepared on a basis consistent in all material respects (except for, with respect to the pro forma information, the pro forma adjustments described in the Prospectuses) with such financial statements and the books and records of the Company and its Subsidiaries. The statistical information required by Commission Industry Guide 3 (“Guide 3”) filed as part of the Registration Statement or included or incorporated by reference in the Prospectuses presents fairly in all material respects the information set forth therein, is in compliance in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and Guide 3, and is consistent in all material respects with the Company’s consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectuses.

(s) RP Financial, LC (“RP Financial”), which has prepared the Independent Appraisal dated as of [            ] described in the Prospectuses (the “Independent Appraisal”), is independent with respect to, and not affiliated with, each of the Bank, the Company and MHC within the meaning of the Plan and the Conversion Regulations, has not received any fee from any People’s Party in connection with the conversion other than for appraisal services and is believed by each of the People’s Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and each of the People’s Parties believes that RP Financial has prepared the market value estimates of the Common Stock set forth in the Prospectuses in accordance with the requirements of the Conversion Regulations.

(t) KPMG LLP, which has certified certain financial statements of the Company, whose report appears in the Prospectuses and the Conversion Application and which has delivered the initial letter referred to in Section 4(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(u) The People’s Parties have received opinions of (i) their special counsel, Thacher Proffitt & Wood LLP, with respect to the federal income tax consequences of the Conversion and the Offering and (ii) KPMG LLP, with respect to the Connecticut state income tax consequences of the Conversion and the Offering, each as described in the Prospectuses, and the facts and representations of any of the People’s Parties or any officer or employee thereof upon which such opinions were based, were truthful, accurate and complete, and none of the parties has taken or will take any action inconsistent therewith.

(v) There are no legal or governmental proceedings pending or threatened to which any of the People’s Parties is a party or to which any of their properties is subject (i) other than proceedings accurately described in all material respects in the Prospectuses and proceedings that would not have a material adverse effect on any of the People’s Parties, in each case taken as a whole with their subsidiaries, or on the power or ability of any of them to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectuses or (ii) that are required to be described in the Registration Statement or the Prospectuses and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(w) None of the People’s Parties is, and after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in the Prospectuses will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x) Each of the People’s Parties (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations and other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and maintained all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on such People’s Party, in each case taken as a whole with its subsidiaries.

(y) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on any People’s Party, in each case taken as a whole with its subsidiaries.

(z) There are no contracts, agreements or understandings between any of the People’s Parties and any person granting such person the right to require any of them to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(aa) Each of the People’s Parties has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of such People’s Party, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectuses or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such People’s Party; and any real property and buildings held under lease by any People’s Party, are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such People’s Party, in each case except as described in the Prospectuses.

(bb) The People’s Parties own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the respective businesses now conducted by them or necessary to conduct their respective businesses, and none of the People’s Parties has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on such People’s Party.

(cc) No material labor disputes with the employees of the People’s Parties exist, except as described in the Prospectuses, or, to the knowledge of any of the People’s Parties, is imminent; and none of them are aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could have a material adverse effect on any People’s Party, in each case taken as a whole with its subsidiaries.

(dd) Each of the People’s Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of them has been refused any insurance coverage sought or applied for; and none of them has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on such People’s Party, in each case taken as a whole with its subsidiaries, except as described in the Prospectuses.

(ee) The People’s Parties possess all certificates, authorizations and permits (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of them has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on such People’s Party, in each case taken as a whole with its subsidiaries, except as described in the Prospectuses, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of the Permits or results in any other material impairment of the rights of the holder of any such Permits.

(ff) The People’s Parties maintain accurate books and records as well as a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the reported accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectuses, since the end of the most recent audited fiscal year included in the Prospectuses, (i) there has been no material weakness in internal control over financial reporting (whether or not remediated), (ii) there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting, and (iii) none of the People’s Parties has been advised of (A) any significant deficiencies in the design or operation of its internal controls which could adversely affect the ability of such People’s Party to record, process, summarize and report financial data, or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of such People’s Party.

(gg) Except as described in the Prospectuses, none of the People’s Parties has sold, issued or distributed any shares of Common Stock or Bank Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the People’s Parties that could have a material adverse effect on the People’s Parties; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any of the People’s Parties that could have a material adverse effect on the People’s Parties. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the People’s Parties compared to the amount of such contributions made in the People’s Parties’ most recently completed fiscal year; (ii) a material increase in the People’s Parties “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the People’s Parties most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a material adverse effect on the People’s Parties; or (iv) the filing of a claim by one or more employees or former employees of the People’s Parties related to their employment that could have a material adverse effect on the People’s Parties. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the People’s Parties may have any liability.

(ii) Each of the People’s Parties has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any People’s Party which has had (nor do any of the People’s Parties have any knowledge of any tax deficiency which, if determined adversely to any of the People’s Parties, might have) a material adverse effect on such People’s Party.

(jj) At the Closing Time referred to in Section 3, (i) the People’s Parties will have completed the conditions precedent to the Conversion and the Offering in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon any People’s Party by the OTS or any other regulatory authority or “blue sky” authority, other than those which the applicable regulatory authority has agreed in writing may be completed after the Conversion and (ii) the Conversion and the Offering will have been effected in the manner described in the Prospectuses and in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and Offering imposed upon any of the People’s Parties by the OTS or any other regulatory or “blue sky” authority.

(kk) None of the People’s Parties is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, the FDIC, the OTS, the Connecticut Department of Banking or any other government authority or agency responsible for the supervision, regulation or insurance of mutual holding companies, mutual savings banks, stock savings banks and stock corporations (collectively, the “Regulatory Authorities”) which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(ll) There are no contracts or other documents which are required to be described in any Prospectus or Proxy Statement or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder or by the Conversion Regulations that have not been described in the Prospectuses and Proxy Statements or filed or incorporated therein by reference as permitted by the rules and regulations of the Commission under the Securities Act and, if applicable, the Conversion Regulations as exhibits to the Registration Statement.

(mm) No relationship, direct or indirect, exists between or among any of the People’s Parties, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the People’s Parties, on the other hand, which is required to be described in any Prospectus or Proxy Statement which is not so described.

(nn) None of the People’s Parties (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(oo) None of the People’s Parties, or any director, officer, agent, employee or other person associated with or acting on behalf of any of the People’s Parties has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp) Each of the People’s Parties is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs to ensure compliance with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder. Each of the People’s Parties is in compliance in all material respects with the USA PATRIOT Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the People’s Parties, threatened regarding the compliance by any of the People’s Parties with the USA PATRIOT Act or any regulations promulgated thereunder.

(qq) The industry statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectuses are based on or derived from sources that the People’s Parties believe to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

(rr) (i) Each of the People’s Parties and each of their Subsidiaries has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the People’s Parties and each of their Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the People’s Parties and their Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ss) None of the People’s Parties (i) has distributed or, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will distribute any offering material in connection with the Offering other than the Prospectuses, any free writing prospectuses as defined under Rule 405 under the Securities Act and, in the case of persons entitled to participate in the Subscription Offering, the Marketing Materials filed as exhibits to the Conversion Application and the Registration Statement; and (ii) will distribute the Prospectuses or other offering materials in connection with the offering and sale of the Common Stock other than in accordance with the Conversion Regulations, the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the Shares are qualified for sale.

(tt) None of the People’s Parties has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

(uu) The Common Stock has been approved for inclusion, subject to notice of issuance, on the NASDAQ Global Select Market (“NASDAQ”).

(vv) None of the People’s Parties or any employee of the People’s Parties has made any payment of funds of the People’s Parties as a loan to any person for the purchase of Shares or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xx) The records maintained by the People’s Parties of the persons entitled to participate in the Subscription Offering are accurate and complete in all material respects.

(yy) All of the loans represented as assets on the most recent financial statements or selected financial information of any of the People’s Parties included in the Prospectuses meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(zz) To the best knowledge of the People’s Parties, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the officers or directors of any of the People’s Parties.

(aaa) None of the People’s Parties have relied on any of the Agents or their counsel for any legal, tax or accounting advice in connection with the Conversion or the Offering.

2. Appointment of Agents, Fees. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement:

(a) The People’s Parties hereby appoint (i) Ryan Beck to consult with, advise and assist them with the solicitation of subscriptions for the Shares in connection with the sale of the Shares in the Subscription Offering and (ii) the Agents as exclusive agents for the purpose of soliciting or receiving purchase orders for the Shares in connection with the sale of the Shares in the Syndicated Offering. Morgan Stanley shall act as global coordinator and sole bookrunner, and Ryan Beck shall act as joint lead manager, for the Syndicated Offering. On the basis of the representations and warranties of the People’s Parties contained herein, but subject to the terms and conditions set forth herein, each of the Agents hereby accepts such appointment and agrees to use its reasonable best efforts to (i) in the case of Ryan Beck only, (x) assist the People’s Parties with the solicitation of subscriptions for the Shares in the Subscription Offering and (y) consult with and advise the People’s Parties as to the matters set forth in Section 3 of the engagement letter, dated September 15, 2006, by and among the MHC, the Bank and Ryan Beck (the “Ryan Beck Engagement Letter”), (ii) in the case of Morgan Stanley only, coordinate the Syndicated Offering, (iii) assist the People’s Parties with preparing for any regulatory proceeding relating to the approval of the Offering, (iv) evaluate potential impacts of the Offering and (v) solicit offers to purchase Shares in the Syndicated Offering; all as further described in the Ryan Beck Engagement Letter and the engagement letter, dated September 14, 2006, by and among the MHC, the Bank and Morgan Stanley (the “Morgan Stanley Engagement Letter”). The People’s Parties shall not, without the consent of the Representatives, solicit offers to purchase Shares in the Offering otherwise than through the Agents and shall not consummate any sale of Shares in the Offering not arranged by the Agents.

(b) In offering the Shares for sale, the Agents shall offer them solely as agents for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Prospectuses. The Agents shall not commence the Syndicated Offering without the prior approval of the Company.

(c) The People’s Parties acknowledge that none of the Agents shall be required to (i) purchase any shares of Common Stock, (ii) obtain subscriptions or purchase orders for any specific number of shares of Common Stock or (iii) take any action which is inconsistent with any applicable law, regulation, decision or order.

(d) As compensation for the Agents’ services as agents hereunder, the Company:

(i) shall pay to Ryan Beck a sales fee of one percent (1.00%) of the dollar amount sold in the Subscription Offering, up to $12,000,000; provided that no fee shall be payable in connection with the sale of Common Stock to officers, directors or employees or immediate family of such persons, or to the charitable foundation and employee benefit plans of the People’s Parties;

(ii) shall pay to the Representatives, in addition to any advisory fees under Section 4 of the Ryan Beck Engagement Letter and under the Morgan Stanley Engagement Letter, a management fee equal to one percent (1.00%) of the aggregate dollar amount received in exchange for the Shares sold in the Syndicated Offering (the “Management Fee”), with Morgan Stanley being entitled to not less than 50% of such fee and Ryan Beck being entitled to not less than 15% of such fee; and

(iii) shall pay to the Agents, a sales concession equal to three percent (3.00%) of the aggregate dollar amount received in exchange for the Shares sold in the Syndicated Offering (the “Sales Concession”). Morgan Stanley shall receive no less than 50% of the institutional allocation of shares and no less than 65% of the retail share allocation of shares to be sold in the Syndicated Offering, all such retail allocations to Morgan Stanley and other broker-dealers in the Syndicated Offering to be made on the basis of demand quantum and quality. Ryan Beck shall receive no less than 15% of the institutional allocation of shares and no less than 15% of the retail share allocation of shares to be sold in the Syndicated Offering.

(e) Upon the reasonable request of the Company, the Agents shall report from time to time on their efforts to solicit offerees to purchase the Shares and all indications of interest received by the Agents with respect to possible purchases of Shares.

(f) Except as set forth in Section 9 hereof, the appointment of the Agents to provide services hereunder shall terminate upon the Closing (as defined below).

(g) Each of the People’s Parties hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Agents, it will not, during the period beginning on the date of the Subscription Offering Prospectus and ending 120 days after the date of the Subscription Offering Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iv) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(h) The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder and (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Agents have been advised in writing. Notwithstanding the foregoing, if (A) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley and Ryan Beck of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.

(i) The People’s Parties shall not honor the exercise of any stock options providing for the issuance of shares of Common Stock by any such officer or director during the Offering, nor shall the People’s Parties otherwise assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

3. Closing. If the minimum number of Shares to be sold in the Offering, as set forth on the cover page of the Prospectuses, are subscribed for at or before the termination date of the Offering (which may be extended in the manner described in the Prospectuses), the Company agrees to issue and deliver the Shares on the Closing Date (as hereinafter defined) against payment therefor (in the case of the Subscription Offering, by the means authorized by the Plan). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Agent hereunder. The Company shall issue the Shares to be sold in the Subscription Offering directly to the purchasers thereof, and shall issue the Shares to be sold in the Syndicated Offering to Morgan Stanley (or one or more other Agents, as directed by Morgan Stanley) for the benefit of the purchasers thereof, with any transfer taxes payable in connection with the transfer of the Shares to the Agents duly paid.

Upon delivery, the Shares to be sold in the Syndicated Offering shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Company shall not deliver the Shares until all of the conditions in Section 4 have been satisfied or waived by the Representatives.

The closing of the issuance and sale of the Shares (the “Closing”) shall be held at the offices of Cleary Gottlieb, in New York, New York, at 10:00 a.m., New York City time, or at such other place and time as shall be agreed upon between the People’s Parties, on one hand, and the Representatives, on the other, on the business day selected by the Company and the Representatives, which business day shall be no less than two business days following the giving of prior notice by the Company to the Representatives or at such other time as shall be agreed upon between the People’s Parties, on one hand, and the Representatives, on the other. This date and time are referred to as the “Closing Date.” At the Closing, (i) the People’s Parties shall deliver by wire transfer in same-day funds (x) to Ryan Beck, the fees owing to Ryan Beck as set forth in paragraph (d)(i) of Section 2 and (y) to each of the Agents, the expenses owing to such Agent pursuant to Section 6, and the opinions required hereby and other documents deemed reasonably necessary by the Agents shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Plan and the description thereof in the Prospectuses and (ii) the Representatives shall deliver to the Company by wire transfer in same-day funds the aggregate proceeds of the Shares sold by the Agents in the Syndicated Offering, net of the commissions and fees owing to the Agents under paragraphs (d)(ii) and (d)(iii) of Section 2.

4. Conditions to the Agents’ Obligations. The several obligations of the Agents hereunder and the occurrence of the Closing are subject to the accuracy, when made and on the Closing Date, of the representations, warranties and covenants of the Peoples’ Parties contained herein, to the performance by each of the People’s Parties of their several obligations hereunder, and to the satisfaction, or the waiver by the Representatives, of each of the following additional terms and conditions:

(a) The Registration Statement shall have become effective not later than [            ] (New York City time) on the date hereof and no stop order suspending the effectiveness of the Registration Statement or any part thereof or order preventing or suspending the Offering, the Conversion, the transactions required under the Plan to consummate the Conversion and Offering, or the use of any Prospectus, Proxy Statement or Marketing Materials shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, the OTS or any other federal or state authority; and any request of the Commission or the OTS for inclusion of additional information in the Registration Statement, any Prospectus, any Proxy Statement, any Marketing Materials or otherwise shall have been complied with.

(b) No Agent shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any Prospectus or Proxy Statement or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Cleary Gottlieb, counsel for the

Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectuses, the Proxy Statements, the Plan, the Conversion and the transactions contemplated thereby, and all other legal matters relating to this Agreement, the Conversion and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to Cleary Gottlieb, counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the People’s Parties by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses;

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in stockholders’ equity, or in the earnings, business or operations, or in, or affecting the general affairs of, management, of any of the People’s Parties, from that set forth in the Prospectuses (excluding any amendments or supplements thereto);

the effect of which, in any such clause as described in (ii) or (iii), is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or to market the Shares on the terms and in the manner contemplated in the Prospectuses.

(e) The Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chairman of the Board, President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect set forth in Section 4(d)(i) above and to the effect that

(i) the representations and warranties of the People’s Parties contained in this Agreement are true and correct as of the Closing Date;

(ii) each of the People’s Parties has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

(iii) they have carefully examined the Registration Statement, the Prospectuses and the Proxy Statements and, in their opinion (A), with respect to the Registration Statement, as of the Effective Date, and with respect to the Prospectuses and the Proxy Statements, as of the dates they were mailed to stockholders of the Company or depositors of the Bank, as applicable, none of the Registration Statement, the Prospectuses and the Proxy Statements included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectuses, in light of the circumstances under which they were made) not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, any Prospectus or the Proxy Statement;

(iv) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body;

(v) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectuses has been issued and, to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, or any other federal or state authority;

(vi) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion; and

(vii) that the officers and directors of the People’s Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in Section [ ].

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(f) The Agents shall have received on the Closing Date an opinion and letter of Thacher, Proffitt & Wood LLP (“Thacher Proffitt”), outside counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Representatives, in the form attached hereto as Exhibit A.

(g) The Agents shall have received on the Closing Date such opinion and letter of Cleary Gottlieb, counsel for the Agents, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectuses and other related matters as the Representatives may reasonably require, and the People’s Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Agents shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from KPMG LLP, independent public accountants, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than 3 business days before the Closing Date.

(i) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) Nasdaq shall have approved the Shares for inclusion, subject only to official notice of issuance.

(k) The Representatives shall have received a letter from RP Financial, LC, dated as of the Closing Date and addressed to the Agents, (i) confirming that said firm is independent of the People’s Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Independent Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the People’s Parties, as converted, expressed in the Independent Appraisal as most recently updated, remains in effect.

(l) At or prior to the Closing Date, the Representatives shall have received (i) a copy of the Conversion Application and a copy of the letters from the OTS approving the Conversion Application and authorizing the Prospectuses and the Proxy Statements for use, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the charter of the Company, (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts and (v) any other documents that the Representatives shall reasonably request.

(m) The Agents shall have received a Blue Sky Memorandum from Cleary Gottlieb relating to the Offering, including the Agents’ participation therein. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions from or qualifications or registration of the Shares under applicable state securities laws. To the extent the Shares are determined, in your reasonable opinion, to have to be registered or qualified under such laws for offering and sale, they shall have been so registered or qualified at or prior to the Closing Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

(5) Covenants of the People’s Parties. Each of the People’s Parties covenant with each Agent as follows:

(a) To furnish promptly to you and your counsel, without charge, signed copies of the Registration Statement and the Conversion Application as originally filed with the Commission and the OTS, as applicable (in each case, including exhibits thereto), and copies of any correspondence with the SEC and the OTS relating to the Offering and Conversion and responses thereto, and for delivery to each other Agent a conformed copy of the Registration Statement and the Conversion Application (in each case, without exhibits thereto); and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) below, as many conformed copies of the Registration Statement and the Proxy Statements and as many copies of the Prospectuses and any amendments or supplements thereto, as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Prospectuses, the Proxy Statements and the Conversion Application to furnish to your and your counsel a copy of each such proposed amendment or supplement as far in advance of the filing of such proposed amendment or supplement as possible and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the People’s Parties and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) To make no further amendment or any supplement to the Registration Statement or Conversion Application, or any Prospectus or Proxy Statement, except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus, any amended Prospectus, or any supplement or amendment to any Proxy Statement or Conversion Application has been filed, and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission or the OTS of any stop order or of any order preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials, of the suspension of the Offering, or of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the OTS for the amending or supplementing of the Registration Statement or any Prospectus, Proxy Statement or Conversion Application or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials or suspending the Offering or any such qualification, to use promptly its best efforts to obtain its withdrawal.

(e) Not to take any action that would result in an Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel any Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales of Shares by an Agent or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement such Prospectus in order to make the statements therein, in the light of the circumstances when such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement any Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Agents and to the dealers

(whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Agents and to any other dealers upon request, either amendments or supplements to such Prospectus so that the statements in such Prospectus as so amended or supplemented will not, in the light of the circumstances when such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that such Prospectus, as amended or supplemented, will comply with applicable law. If for any other reason it shall be necessary to amend or supplement the Registration Statement, the Conversion Application, or any Prospectus or Proxy Statement or file under the Exchange Act any document incorporated by reference in the Registration Statement, or any Prospectus or Proxy Statement in order to comply with the Securities Act or the Exchange Act, to notify you promptly after the People’s Parties become aware of such reason and, upon your request and subject to Section 5(e), to file such document and to prepare and furnish without charge to each Agent and to any dealer in securities as many copies as you may from time to time reasonably request of an amended or supplemented Prospectus which will effect such compliance.

(g) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) For a period of five years following the Effective Date, to furnish to the Representatives (i) copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, (ii) copies of the publicly available reports filed by the Bank with the Regulatory Authorities and (iii) such other information as the Representatives may reasonably request regarding any of the People’s Parties.

(i) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares.

(j) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an “Investment Company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(k) To maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Subscription Offering on an interest-bearing basis at the rate described in the Subscription Offering Prospectus until the Closing Date or until the Subscription Offering is terminated in accordance with the Plan and as described in the Subscription Offering Prospectus; to maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the People’s Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Subscription Offering Prospectus.

(l) Not to amend the Plan (i) without prior notice to the Representatives and (ii) without the Representatives’ prior written consent, in any manner that, in the opinion of the Representatives, would affect the sale of the Shares or the terms of this Agreement.

(m) To provide the Representatives with any information necessary to allow the Representatives to manage the allocation process in order to permit the Company to carry out, in the manner described in the Prospectuses, the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(n) To use all reasonable efforts to satisfy, or cause to be satisfied, the conditions precedent to the several obligations of the Agents specified in Section 4 hereof, and not to deliver the Shares until each of the conditions set forth in Section 4 shall have been satisfied or waived by the Agents.

(o) To conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission and the OTS.

(p) To comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Conversion Regulations, the Commission, the OTS, by applicable state law and regulations, and by the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, to be complied with prior to the Closing Date; and when any Prospectus is required to be delivered, to comply in all material respects, at its own expense, with all requirements imposed upon the Bank, the Company or the MHC, as the case may be, by the OTS, the Conversion

Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of the Common Stock during such period in accordance with the provisions hereof, the Prospectuses.

(q) To use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(r) Prior to the Closing Date, to register the Common Stock under Section 12 of the Exchange Act, to request that such registration statement be effective no later than the completion of the Conversion and to maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

(s) To report the use of proceeds of the Offering in accordance with Rule 463 under the Securities Act.

(t) To take such action and furnish such information as are reasonably requested by you in order for you to ensure compliance with NASD Rule 2790 (Restrictions on the Purchase and Sale of IPOs of Equity Securities).

(u) To notify you when funds shall have been received for the minimum number of Shares set forth in the Prospectuses.

(v) Within 90 days following the Closing Date, the Company will register as a savings and loan holding company under HOLA.

6. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the People’s Parties, subject to Section 6(c) hereof, jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and of the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees and expenses in connection with the preparation and filing of the Conversion Application, Registration Statement (as originally filed and each amendment), the Prospectuses, the Proxy Statements, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agents and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authorization, issuance, sale and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 5(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel for the Agents incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vi) the filing fees incident to securing any required review of the OTS of the Conversion Applications; (vii) the fees and expenses relating to the Independent Appraisal; (viii) the cost of printing certificates representing the Shares, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the document production charges and expenses associated with printing this Agreement, (xii) all costs of operating the stock information center (as further described in the Ryan Beck Engagement Letter), including hiring temporary personnel, if necessary, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(b) In addition, in the event that no Syndicated Offering is completed and no fee therefore becomes payable to the Agents under Sections 2(d)(ii) or (iii), the People’s Parties jointly and severally agree to pay or cause to the paid the reasonable costs and expenses of the Agents, including the costs and expenses of their counsel and other professional advisors should they be engaged by the Agents in connection with the Offering, the expenses of advertising any offering of the Shares made by the Agents and travel expenses incurred by the Agents in connection with the Offering (including in connection with the road show).

(c) In the event that a Syndicated Offering is required, the People’s Parties jointly and severally agree to reimburse the Agents, or cause them to be reimbursed, for their reasonable costs and expenses relating to the Offering up to an amount equal to the lesser of (i) 0.10% of the aggregate dollar amount received in exchange for the Shares sold in the Syndicated Offering and (ii) $1,000,000, including the costs and expenses of their counsel and other professional advisors should they be engaged by the People’s Parties in connection with the Offering, travel expenses, document production costs and other expenses of this type; provided that customary expenses incurred in connection with the syndicated offering roadshow shall be paid by the Agents.

(d) If there is a resolicitation of subscriptions in the Subscription Offering for any reason, and the Agents are required to provide significant additional services or expend significant additional time, the parties agree to negotiate in good faith an agreement to cover the Agents’ additional fees and expenses in connection therewith, including attorneys’ fees and expenses.

The provisions of this Section shall not supersede or otherwise affect any agreement that the People’s Parties may otherwise have for the allocation of such expenses among themselves or that the Agents may otherwise have for the allocation of such expenses among themselves.

7. Covenants of the Agents. Each Agent severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Agent, without the prior consent of the Company.

8. Indemnity and Contribution. (a) The People’s Parties, jointly and severally, agree to indemnify and hold harmless each Agent, each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the People’s Parties have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act, any Prospectus or any amendment or supplement thereto, any Proxy Statement or any amendment or supplement thereto, the Conversion Application, any other instrument or document of the People’s Parties or based upon written information supplied by any of the People’s Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”) or any materials or information provided to investors by, or with the approval of, the People’s Parties in connection with the marketing of the offering of the Shares (“Marketing

Materials”), including any roadshow or investor presentations made to investors by any of the People’s Parties (whether in person or electronically), (ii) caused by or arising from any omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent furnished to the Company in writing by such Agent through you expressly for use therein or (iii) relating to or arising out of or in connection with the Conversion or the Offering (the Company will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Agent).

(b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Agent furnished to the People’s Parties in writing by such Agent through you expressly for use therein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Agents and all persons, if any, who control any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Agent within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the People’s Parties, their directors, officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Agents and such control persons and affiliates of any Agents, such firm shall be designated in writing by (i) Ryan Beck, if such proceeding relates exclusively to the Subscription Offering and (ii) Morgan Stanley and Ryan Beck acting jointly in all other cases. In the case of any such separate firm for the People’s Parties, and such directors, officers and control persons, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the People’s Parties on the one hand and the Agents on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses other than the fees and concessions actually paid by the People’s Parties to the Agents pursuant to Section 2) received by the People’s Parties and the total sales concessions received by the Agents, in each case as set forth in the table on the cover of the Prospectuses, bear to the total gross proceeds from the Offering. The relative fault of the People’s Parties on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the People’s Parties or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The People’s Parties and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the amount actually paid (excluding reimbursable expenses) to such Agent under this Agreement less the portion of such amount paid by such Agent to any other Agent or any other member of the selling group exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Agents, any person controlling any Agents or any affiliate of any Agents, or the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Shares.

9. Termination. (a) The Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) the Plan is abandoned or terminated by the Company; (ii) the Offering shall not have been completed, in accordance with the provisions of the Plan, the OTS Regulations and other applicable law, by [    ], 2007; (iii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (iv) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (v) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (vi) any moratorium on commercial banking activities shall have been declared by Federal or State banking authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (a), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectuses.

(b) In the event that this Agreement is terminated pursuant to this Section 9 or the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of [ ] Shares in the Offering (including any permitted extension thereof) or such other minimum number of Shares as shall be established consistent with the Plan and the Conversion Regulations, the Company shall promptly mail refunds to all persons who have subscribed for Shares in the Subscription Offering, in each case in an amount equal to the full amount received from such person, together with interest as provided in the Prospectuses.

10. Effectiveness; Reimbursement of Expenses. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Agents, or any of them, because of any failure or refusal on the part of any of the People’s Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the People’s Parties shall be unable to perform its obligations under this Agreement, the Company will reimburse the Agents or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Agents in connection with this Agreement or the Offering, and upon demand the Company shall pay the full amount thereof to the Representatives.

11. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, including, solely as among the Company, the MHC and Morgan Stanley, the Morgan Stanley Engagement Letter and, solely as among the Company, the MHC and Ryan Beck, the Ryan Beck Engagement Letter, represents the entire agreement between the People’s Parties, on the one hand, and the Agents, on the other, with respect to the preparation of the Prospectuses, the Proxy Statements, the Conversion Application, the Marketing Materials, the conduct of the Offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with soliciting offers to purchase the Shares: (i) the Agents are acting solely as agents for the Company and not as principal, (ii) the Agents owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Agents may have interests that differ from those of the Company. The Agents will make reasonable efforts to assist the Company in obtaining performance for each purchaser whose offer to purchase Shares from the Company has been solicited by the Agents, but the Agents shall have no liability to any People’s Party in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Shares to a purchaser, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) in particular, pay to the Agents any fee or concession to which they would be entitled to in connection with such sale.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Agents shall be delivered, mailed or sent to (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (ii) Ryan Beck & Co., 18 Columbia Turnpike, Florham Park, New Jersey 07932-2289, Attention: [    ] (Fax:                 ); and (b) if to any of the People’s Parties shall be delivered, mailed or sent to [    ].

16. Survival. The respective indemnities, representations, warranties and agreements of the People’s Parties and the Agents contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Very truly yours,

[People’s Holdings, Inc.]

By:
Name:
Title:

People’s Bank

By:
Name:
Title:

People’s Mutual Holdings

By:
Name:
Title:

Accepted as of the date hereof Morgan Stanley & Co. Incorporated Ryan Beck & Co, Inc. Acting severally on behalf of themselves and the several Agents named in Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	Ryan Beck & Co., Inc.

By:
Name:
Title:

SCHEDULE I

Names of Agents

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                    , 200

Morgan Stanley & Co. Incorporated

Ryan Beck & Co., Inc.

[As Representatives of the several Agents

named in Schedule I attached hereto]

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Ryan Beck & Co., Inc. (“Ryan Beck”) propose to enter into an Agency Agreement (the “Agency Agreement”) with People’s United Financial, Inc., a Delaware corporation (the “Company”), People’s Mutual Holdings, a federally chartered mutual holding company (the “MHC”) and People’s Bank, a federally chartered stock savings bank (together with its subsidiaries, the “Bank” and, together with the Company and the MHC, the “People’s Parties”), providing for the public offering (the “Public Offering”) by the several Agents, including Morgan Stanley and Ryan Beck (the “Agents”), of [ ] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

To induce the Agents that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Agents, it will not, during the period beginning on the date of final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 120 days after the date of the Subscription Offering Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, (3) exercise any stock options providing for the issuance of shares of Common Stock during the

Offering, or (4) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Agents, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

2

The undersigned understands that the Company and the Agents are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Agency Agreement, the terms of which are subject to negotiation between the Company and the Agents.

Very truly yours,

(Name)

(Address)

3

EXHIBIT B

[Form of Opinion of Thacher Proffitt]

4